Exhibit 99.1

Inuvo Announces Closing of $2.7 Million Financing
Capital will Fund Strategic Plan

CLEARWATER, Fla.--June 22, 2011 -- Inuvo®, Inc. (NYSE Amex: INUV) is pleased to announce that it has completed the sale of $2.7 million of its common stock and warrants in a registered direct offering.  Inuvo will issue 1,350,000 shares of its common stock and five year warrants to purchase an additional 675,000 shares.  The common stock sold in the offering was priced at $2.00 per share which was equal to the closing price of the stock on June 20, 2011. The warrants are exercisable at $2.20 per share, and all securities sold in this offering are issued pursuant to a shelf registration statement.

The proceeds will be used to fund increased sales and marketing efforts along with working capital requirements for the Company’s strategic plan, and to improve the Company’s stockholders’ equity position, an important action in Inuvo’s plan to maintain compliance with the continued listing standards of the NYSE Amex .

“Inuvo is extremely pleased with the fact that we were able to complete this entire capital raise through the support of our existing investors and insiders,” stated Richard K. Howe, President and Chief Executive Officer of Inuvo.  “Our investors have signaled their continued confidence in the potential of our new initiatives. We intend to use the proceeds from this and subsequent financings to further advance the development of our daily deals web property Kowabunga®; our e-commerce/credit platform, launching initially with Kidzadu™; and our proprietary loyalty exchange platform BargainMatch™.”

Management believes that these three major strategic initiatives being developed by Inuvo provide the means to become an important participant in the rapidly expanding digital marketing and group-buying industries.  These financings will allow Inuvo to expand the technological capabilities and resources necessary to become a digital marketing industry leader.

About Inuvo, Inc.

Inuvo®, Inc. (NYSE Amex: INUV), is an online technology and services company specialized in driving clicks, leads and sales through targeting that utilizes unique data and sophisticated analytics. To find out more about how you can work with Inuvo, please visit http://www.inuvo.com.  Comparable companies include: ValueClick, Inc. (VCLK), Marchex, Inc. (MCHX), InterCLICK, Inc. (ICLK), LookSmart, Ltd. (LOOK), and Local.com Corp. (LOCM).

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Inuvo are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; lack of capital to expand its marketing program and maintain its exchange listing, changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Inuvo undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Inuvo's filings with the Securities and Exchange Commission.

Contact

Inuvo, Inc.
Wally Ruiz, Chief Financial Officer
727-324-0176
wallace.ruiz@inuvo.com

15550 Lightwave Drive, Suite 300, Clearwater, FL 33760 P 727-324-0211	www.inuvo.com